UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015

CARBONITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35264	33-1111329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Avenue de Lafayette, Boston, Massachusetts 02111
(Address of principal executive offices, including ZIP code)
(617) 587-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
At the annual meeting of stockholders of Carbonite, Inc. (the “Company”) held on June 1, 2015 (the “2015 Annual Meeting”), there were 20,455,463 shares of the Company’s common stock represented in person or by proxy, constituting 74.84% of the shares of the Company’s common stock issued and outstanding and entitled to vote at the 2015 Annual Meeting, and the Company’s stockholders vote upon the following proposals:

1.	The following nominees were elected to the Company’s Board of directors as Class I directors for terms expiring at the 2018 annual meeting of stockholders.

	For	Withheld	Broker Non-Votes
Mohamad Ali	11,563,351	3,757,193	5,134,919
Peter Gyenes	12,510,269	2,810,275	5,134,919
Pravin Vazirani	10,022,196	5,298,348	5,134,919
Following the 2015 Annual Meeting, Charles Kane and Stephen Munford, having terms expiring in 2016, and David Friend, Todd Krasnow and Jeffry Flowers, having terms expiring in 2017, continue as directors of the Company.

2.	The selection of Ernst & Young LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2015 was ratified.

Votes For	Votes Against	Votes Abstained
19,168,903	993,724	292,836

3.	The Company’s stockholders approved, in a non-binding, advisory vote, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
9,373,395	5,668,517	278,632	5,134,919

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on June 1, 2015.

CARBONITE, INC.

By:	/s/ Danielle Sheer
Name:	Danielle Sheer
Title:	General Counsel, Vice President and Corporate Secretary